Exhibit 10.1

Executive Park West I

4718 Gettysburg Road

Mechanicsburg, PA 17055

Second Amendment to Lease Agreement

This Second Amendment is made as of this 30th day of May, 2017 by and between OLD GETTYSBURG ASSOCIATES, a Pennsylvania general partnership (“Landlord”), and SELECT MEDICAL CORPORATION, a Delaware corporation (“Tenant”).

BACKGROUND:

A.            Landlord and Tenant are parties to that certain Office Lease Agreement dated November 1, 2012 with an effective Commencement date of January 1, 2013 thereto, pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, approximately 30,225 rentable square feet (“RSF”) of space consisting of the entire third floor, and Suites 101, 102, 103, 104, 201, 202, 203, 204 and 402, in the building located at 4718 Gettysburg Road, Mechanicsburg, Pennsylvania (the “Building”).  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

B.            Landlord and Tenant are parties to that certain First Amendment to Lease Agreement dated as of November 15, 2016, pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, approximately 3,839 RSF of space on the fourth floor of the Building known as Suite 405.

C.            Landlord and Tenant now desire to amend the Lease as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and intending to be legally bound hereby, Landlord and Tenant agree as follows:

Effective on May 8, 2017, the following terms contained in the Basic Lease shall be amended as follows:

1.              Landlord and Tenant hereby agree that Tenant shall add to the Master Lease and occupy an additional 2,562 RSF of space known as Suite 401.

2.              The first month’s rent for this space will commence as of May 8, 2017 and will expire on December 31, 2022.

3.              The rental rate for Suite 401 shall be the same as the rental rate for the Master Lease.

4.              All of the Lease terms and conditions of the existing Master Lease shall be applicable to Suite 401.

All other terms and conditions contained in the Lease and not amended hereby remain in full force and effect.

Landlord and Tenant have caused this Second Amendment to be duly executed.

Landlord: OLD GETTYSBURG ASSOCIATES

By:	/s/ John M. Ortenzio
John M. Ortenzio, President, Select Capital Commercial Properties, Inc. as Property Manager

Tenant: SELECT MEDICAL CORPORATION

By:	/s/ Michael E. Tarvin
Michael E. Tarvin, Executive Vice President, General Counsel & Secretary